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Exhibit 10.12.2

AMENDMENT NO. 1 TO CLINICAL TRIAL AGREEMENT

        This AMENDMENT NO. I TO CLINICAL TRIAL AGREEMENT (the "Amendment") is made and entered into as of the 19 day of October 2000, by and between Crinos Industria Farmacobiologica S.p.A., a corporation having an office at Piazza XX Settembre 2, 22079 VILLA GUARDIA [Como], Italy (the "Company") and Dana-Farber/Partners Cancer Care, Inc., a non-profit corporation having an office at 44 Binney Street, Boston, Massachusetts 02115 ("DFPCC").

        WHEREAS, the Company and DFPCC entered into a Clinical Trial Agreement dated December 27, 1999 (the "Clinical Trial Agreement"), which relates to the conduct of a clinical study of Defibrotide in accordance with the study protocol entitled "Defibrotide for Hematopioetic Stem Cell Transplant (SCT) Patients with Severe Hepatic Veno-Occlusive Disease (VOD): A Phase I/II Study to Determine Minimal Effective Dose;"

        WHEREAS, the Company and DFPCC now wish to amend certain provisions of the Clinical Trial Agreement; and

        WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Clinical Trial Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants provided herein, the Company and DFPCC hereby agree to amend the Clinical Trial Agreement as follows:

Section 1. Inventions

        Section 2.3 of the Clinical Trial Agreement, dealing with Inventions, shall be amended by adding (i) the phrase "Subject to the rights, if any, of the United States Government," at the beginning of the second sentence of the first paragraph, and (ii) two new paragraphs at the end of the first paragraph as follows:

        "Crinos acknowledges and agrees that DFPCC has entered or will enter into separate Clinical Study Agreements with each of Duke University, The Johns Hopkins University, and Fred Hutchinson Cancer Research Center ("Center") for the purpose of having such institutions participate in the Study as subcontractors of DFPCC. To induce Center (which shall receive no compensation from Crinos or DFPCC) to so participate in the Study, DFPCC has agreed, with the acknowledgement and agreement of Crinos, to insert language in the Clinical Study Agreement between DFPCC and Center concerning Inventions, which language differs from the preceding paragraph. Accordingly, Crinos hereby acknowledges and agrees that, notwithstanding anything to the contrary contained in the preceding paragraph, Crinos' right, title and interest to any Invention developed by Center shall be governed strictly in accordance with the following:

          "DFPCC and Center shall make a good faith effort to determine the true inventors of the Invention. Center hereby grants Crinos an exclusive, world-wide, royalty-free license to make, have made, use and sell Center's interest in any Invention constituting an improvement, modification or new use of the Study Drug (each, a "License Invention"). With respect to all other Inventions ("Other Inventions"), Center hereby grants Crinos an option for an exclusive, world-wide license to all or part of Center's interest in any such Invention reserving to Center the right to use, make or sublicense such Invention for internal research or other noncommercial purposes. Upon exercise of the option, the parties will use their good faith best efforts to enter into a license agreement on commercially reasonable terms taking into account the relative contributions of the parties. Crinos shall pay for all costs incurred in connection with the preparation, filing, prosecution and maintenance of any patent application or patent related to any License Invention and any Other Invention for which Crinos exercises its option and enters into a license agreement with Center."

Section 2. Miscellaneous

        Section 7.5 of the Clinical Trial Agreement, dealing with a representation and warranty of DFPCC, shall be amended by deleting such section in its entirety.

Section 3. Merger

        This Amendment No. I to the Clinical Trial Agreement supersedes and merges all prior understandings between the Company and DFPCC with respect to the subject matter hereof. This Amendment No. 1 to the Clinical Trial Agreement and the Clinical Trial Agreement shall hereinafter be read and construed together as a single document, and all references to the Clinical Trial Agreement in the Clinical Trial Agreement or in any other document shall hereafter refer to the Clinical Trial Agreement as amended by this Amendment No. 1 to Clinical Trial Agreement. To the extent that the provisions of this Amendment No. 1 to Clinical Trial Agreement conflict with the provisions of the Clinical Trial Agreement, the provisions of this Amendment No. 1 to Clinical Trial Agreement shall supersede and control such conflicting provisions in the Clincal Trial Agreement.

Section 4. Counterparts

        This Amendment No. 1 to Clinical Trial Agreement may be executed in counterparts and each shall have the same force and effect as an original.

        IN WITNESS WHEREOF, THE COMPANY AND DFPCC have by their own hands or by their respective officers executed this Amendment No. 1 to Clinical Trial Agreement effective as of the date first set forth above.

THE COMPANY:
CRINOS INDUSTRIA FARMACOBIOLOGICA S.P.A.
By:	/s/ Laura Ferro

Title:	CRINOS S.p.A. LAURA FERRO C.O.O.
DFPCC:
DANA-FARBER/PARTNERS CANCER CARE, INC.
By:	/s/ Joan Mesckino

Title:	CTA ASSOCIATE

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  Exhibit 10.12.2